UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2012, TTM Technologies, Inc. (the “Company”) appointed Thomas T. Edman as President of the Company, effective January 7, 2013. Mr. Edman will report to Kent Alder, the Company’s Chief Executive Officer.

Mr. Edman joins the Company from Applied Materials, Inc., where he most recently served as Group Vice President and General Manager of the AKT Display Group. Prior to joining Applied Materials, Mr. Edman was with Applied Films Corporation from 1996 to 2006, and served as President and Chief Executive Officer of Applied Films from 1998 to 2006. From 1993 to 1996, he was General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman serves on the Governing Board of the FlexTech Alliance, an electronics supply chain association. He holds a Bachelor of Arts degree in East Asian Studies from Yale University and a Master’s degree in Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Edman will continue to serve as a director of the Company, in which capacity he has served since September 2004, but will no longer serve as a member of the Compensation Committee (the “Committee”) of the Board of Directors.

Mr. Edman and the Company have not entered into an employment agreement. There was no arrangement or understanding pursuant to which Mr. Edman was elected as President of the Company, and since the beginning of the Company’s last fiscal year, there have been no related party transactions between Mr. Edman and the Company that are reportable pursuant to Item 404(a) of Regulation S-K. Mr. Edman is not related to any executive officer or director of the Company.

Mr. Edman will receive a base salary of $550,000, which may be increased from time to time at the discretion of the Committee. On the effective date of his appointment as President, Mr. Edman will receive an initial grant of restricted stock units with a value of $405,000 based upon the 6-month trailing average of the closing trading price of the Company’s common stock. These restricted stock units will vest in three equal annual installments. Mr. Edman will be eligible to participate in the Company’s previously disclosed annual incentive compensation plan with a target amount equal to 85% of his annual base salary subject to the satisfaction of performance criteria to be established by the Committee. In addition, consistent with the Company’s previously disclosed performance-based restricted stock units (“PRUs”) program, Mr. Edman will receive, upon approval of the Committee in accordance with its customary annual compensation cycle, PRUs with a target value of $495,000 based upon the 6-month trailing average of the closing trading price of the Company’s common stock. Consistent with the PRU program, these PRUs will be subject to a three-year performance period. The number of shares of the Company’s common stock released at the end of the performance period will be based upon the satisfaction of performance targets to be established by the Committee and an overall total stock return “modifier.”

On December 6, 2012, the Company issued a press release announcing the appointment of Mr. Edman as President of the Company. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2012	TTM TECHNOLOGIES, INC.

	By:	/s/ Steven W. Richards
Steven W. Richards
EVP, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 6, 2012